Exhibit 10.9

AMENDMENT NO. 2 TO THE PROMISSORY NOTE DATED AS OF APRIL 20, 2021

THIS AMENDMENT NO. 2 TO THE PROMISSORY NOTE DATED AS OF APRIL 20, 2021 (this “Amendment”) is made and entered into as of September 30, 2022 by and between Aquarius I Acquisition Corp., an exempted company in the Cayman Islands (the “Maker”), and Aquarius Sponsor Ltd. or its registered assigns or successors in interest (the “Payee”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Note (as defined below) unless specified otherwise.

RECITALS

A.	The parties hereto entered into that certain promissory note (the “Note”) dated as of April 20, 2021.

B.	The parties hereto wish to amend the principal balance and Clause 1 of the Note.

C.	Clause 13 of the Note provides that any amendment of any provision of the Note may be made with, and only with, the written consent of the Maker and the Payee.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	The parties hereto agree and consent that the principal balance of the Note (as defined below) shall be Five-Hundred Thousand Dollars ($500,000).

2.	The parties hereto agree and consent that Clause 1 of the Note shall be restated in its entirety as follows:

“1. Principal. The principal balance of this Promissory Note (this “Note”) shall be payable promptly on the earlier of (i) June 30, 2023 and (ii) the date on which the Maker consummates an initial public offering of its securities or the date on which the Company determines not to conduct an initial public offering of its securities. The principal balance may be prepaid at any time.”

3.	The amendments and consents contained in this Amendment are effective as of September 30, 2022.

4.	Except for the amendments provided herein, the Note remains unchanged and in full force and effect.

5.	This Amendment may be executed in any number of counterparts (including, without limitation, facsimile counterparts), each of which will be deemed an original, and all of which together shall constitute one instrument.

6.	If any provision of this Amendment is held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of this Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.	This Amendment, together with the Note, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

[Signatures appear on following page]

IN WITNESS WHEREOF, the parties to this Amendment have executed this Amendment as of the date first above written.

Aquarius I Acquisition Corp.

By:	/s/ Sze Hau Lee
Name:	Sze Hau Lee
Title:	Director

Aquarius Sponsor Ltd.

By:	/s/ Sze Hau Lee
Name:	Sze Hau Lee
Title:	Director